UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 5, 2012

Sweetwater Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151339	71-1050559
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Bonanza, Las Vegas, Nevada 89106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(702) 382-3240

Madappilly House, Elenjipra P.O., Chalakudy Via., Kerala, India, 680271
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.  In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the “SEC”).  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this document are made as of the date of this document, and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Sweetwater Resources, Inc., a Nevada corporation.

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 5, 2012 (the "Closing Date"), we closed an asset acquisition pursuant to the terms of the Asset Acquisition Agreement (the "Acquisition Agreement") by and between us and Innovative Sales, a Nevada corporation ("Innovative"), whereby we purchased certain assets of Innovative consisting of a cultured diamond technology patent and related intellectual property (the "Assets") in exchange for (a) 43,850,000 shares (the "Consideration Shares") of our restricted common stock (the "Acquisition"), (b) our assumption of certain debt of Innovative in an amount not to exceed $100,000, (c) the satisfaction of all of our debts and liabilities as of the Closing Date, and (d) our simultaneous close on a private placement (the "Private Placement") of our common stock and warrants to purchase shares of our common stock for total gross proceeds of at least $500,000, plus the amount necessary to pay any of our remaining pre-closing debts, including, but not limited to, all legal and accounting costs associated with the preparation and filing of our Annual Report on Form 10-K for the year ended March 31, 2012.

As a result of the Acquisition, Innovative received the Consideration Shares, representing approximately 60% of our 73,000,000 issued and outstanding shares of common stock, which includes the 1,200,000 shares of our common stock issued in connection with the simultaneous closing of the Private Placement.  The Acquisition Agreement contains customary representations, warranties, and conditions to closing.  The foregoing description of the terms and conditions of the Acquisition Agreement and the transactions contemplated thereunder that are material to us does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement. A copy of the Acquisition Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

From and after the Closing Date, our operations will consist of the business and operations of Innovative.  Therefore, we disclose information about the business of Innovative in this Form 8-K.

DESCRIPTION OF BUSINESS

Overview

We are in the early stages of researching and developing our technology for the manufacture of industrial grade cultured diamonds that are chemically, optically and physically the same as their natural counterparts.  These man-made or "cultured" diamonds can be sold for a fraction of the price of a natural diamond.  Currently, there are other technologies capable of producing limited quantities of cultured diamonds for both industrial and gemstone markets.  Our goal is to develop our technology to the point where we are able to produce industrial diamonds for specialty markets.   At present, our technology is unproven and not ready for commercial exploitation.

Our product and service objective is to provide industrial market consumers with affordable alternatives to natural diamonds. Our core competencies can be found in our technology and management.  Alvin A. Snaper, our Chief Science Officer, is the author of the patent included in the Assets and has amassed significant experience in his scientific field throughout the years.  Additionally, Wayne D. Prentice, our Chief Operating Officer, is a gem expert with over twenty years of experience in the gem industry and considerable contacts with all levels of diamond wholesalers. We believe this combination of technological and gem and industrial diamond expertise will help to ensure that no technical aspect of the business will be overlooked.

As a result of the Acquisition, after the Closing Date, our management team consists of Alvin A. Snaper, P.E., Chairman, Chief Science Officer, President, Chief Executive Officer, Chief Financial Officer and Secretary, and Wayne D. Prentice, G.G., Chief Operating Officer. They are supported by a team of diamond industry professionals, engineers and designers.

We believe our patented technology, once fully developed and refined into a commercial process, has the potential capability of volume production of industrial diamonds at a level substantially faster than other current technologies.  Our primary challenge is to develop the process to a prototype level and then to a full commercial stage. Until that time, we expect to produce only very limited quantities of industrial type diamonds in beta test and trial operations. We do not expect that initial test production output during this early phase will be marketable as industrial diamond products or, if marketable, that the quantities produced will be material to our financial condition.  Market price for industrial diamonds generally varies from $70 to $300 per carat for most stones, with some specific-feature stones such as those destined for surgical scalpels, selling for up to $3,000 per carat. The vast majority of all diamond product demand is for industrial diamonds, and supply is limited by capacity of production and finite levels of mining.

We intend to lease the equipment and space necessary for us to conduct the next stage of research and development into our technologies.   We have begun negotiations with the owners of the required equipment and facilities but do not, at present, have any such lease agreements in place.  Provided our research and development activities are successful, we will thereafter seek to develop the equipment, protocols and systems for ongoing batch production of industrial cultured diamonds on a volume basis.

In the event we are successful in commercial production of industrial diamonds, we expect to market the output through existing broker and agent networks that specialize in specific applications such as low-end abrasives or high-end specialty knives and cutting devices.

Intellectual Property

The patent which forms the basis for our technology is United States Patent no. 7,854,823 B2 issued December 21, 2010, titled “Synthesis of Diamond by Extraction of a Pulse Derived from the Abrupt Collapse of a Magnetic Field,”  Alvin A. Snaper, inventor.

Industry

Natural Diamond

Diamond Trade Structure

The diamond trade structure includes both large and small well-organized components as well as many smaller, uncontrolled operations. While De Beers in the past controlled a large percentage of the diamond shipments to key trading centers, United Nations data suggest that more than 100 countries worldwide participate in rough diamond exporting. In the past few years, new sources of rough diamonds from Australia, Russia, Canada and parts of Africa have considerably changed the historical single-market system in a number of ways.  These changes include:

•
The end of the Soviet Regime, which unleashed a torrent of rough diamonds from the Russia’s stockpiles and a desire among a number of Russian senior government officials and members of the diamond hierarchy to become more independent.

•	The temporary truce in Angola’s decades-long civil war during the early 1990s, which created an opportunity for thousands of independent miners to dig for diamonds in the country’s alluvial fields.

•	The discovery of diamonds in Canada, which introduced a large rival mining corporation, thus creating another formidable distribution channel outside of the Central Selling Organization, or CSO.

The end result has been the transformation of the diamond business into a more marketing-driven and brand-centric environment.

Market Segments

The diamond industry can be separated into two distinct market segments: one dealing with gem-grade diamonds and another for industrial-grade diamonds. While a large trade in both types of diamonds exists, the two markets act in dramatically different ways.  We expect to limit our activities to the industrial diamond market.

Industrial diamonds are valued mostly for their hardness and heat conductivity, making many of the gemological characteristics of diamond, including clarity and color, mostly irrelevant. This helps explain why 80% of mined diamonds (equal to about 100 million carats or 20,000 kg annually), unsuitable for use as gemstones and known as “bort”, are destined for industrial use. In addition to mined diamonds, synthetic diamonds found industrial applications almost immediately after their invention in the 1950s, and another 3 billion carats (600 metric tons) of synthetic diamond is produced annually for industrial use. Common industrial adaptations include diamond-tipped drill bits and saws, and the use of diamond powder as an abrasive.

Even though it is more expensive than competing abrasive materials, diamond has proven to be more cost effective in numerous industrial processes because it cuts faster and lasts longer than any rival material.  Synthetic industrial is superior to its natural diamond counterpart because it can be produced in unlimited quantities, and, in many cases, its properties can be tailored for specific applications.  Consequently, manufactured diamond accounts for more than 90% of the industrial diamond used in the United States.  The United States remains the world’s largest market for industrial diamonds.

Synthetic or Cultured Diamond Market

The current market for “cultured” diamonds, for both gem and industrial quality, is one of limited supply due to the lack of laboratory operators and technological limitations within the various production processes. In the late 1970’s, the sales of synthetic industrial diamond material overtook that of natural industrial diamond products, and it is estimated that the market’s capacity is large enough to absorb all productions from numerous sources, if such competition existed.  Conservative estimates suggest the U.S. “cultured” diamond market to be approximately $1.5 billion (10% of total annual diamond wholesale revenues).  The potentials of the global market can only be estimated in relation to the intensity of the marketing strategy.

History

Synthetic gem-quality diamond crystals were first produced in 1970 by GE, then reported in 1971. The first successes used a pyrophyllite tube seeded at each end with thin pieces of diamond. The graphite feed material was placed in the center and the metal solvent (nickel) between the graphite and the seeds. The container was heated and the pressure was raised to about 5.5 GPa. The crystals grow as they flow from the center to the ends of the tube, and extending the length of the process produces larger crystals. Initially a week-long growth process produced gem-quality stones of around 5 mm (1 carat or 0.2 g), and the process conditions had to be as stable as possible. The graphite feed was soon replaced by diamond grit because that allowed much better control of the shape of the final crystal.

Although the GE stones and natural diamonds were chemically identical, their physical properties were not the same. The colorless stones produced strong fluorescence and phosphorescence under short-wavelength ultraviolet light, but were inert under long-wave UV. Among natural diamonds, only the rarer blue gems exhibit these properties. Unlike natural diamonds, all the GE stones showed strong yellow fluorescence under X-rays. The De Beers Diamond Research Laboratory has grown stones of up to 25 carats (5.0 g) for research purposes. Stable HPHT conditions were kept for six weeks to grow high-quality diamonds of this size. For economic reasons, the growth of most synthetic diamonds is terminated when they reach a weight of 1 carat (200 mg) to 1.5 carats (300 mg).

In the 1950s, research started in the Soviet Union and the US on the growth of diamond by pyrolysis of hydrocarbon gases at the relatively low temperature of 800 °C. This low-pressure process is known as chemical vapor deposition (CVD). William G. Eversole reportedly achieved vapor deposition of diamond over diamond substrate in 1953, but it was not reported until 1962. Diamond film deposition was independently reproduced by Angus and coworkers in 1968 and by Deryagin and Fedoseev in 1970. Whereas Eversole and Angus used large, expensive, single-crystal diamonds as substrates, Deryagin and Fedoseev succeeded in making diamond films on non-diamond materials (silicon and metals), which led to massive research on inexpensive diamond coatings in the 1980s.

 (1970)  General Electric’s R&D first "gem quality" diamond was produced utilizing their belt-press, originally designed by Dr. H. Tracy Hall.  GE's high-pressure/high-temperature (HPHT) method never entered into a commercial production.

(1986)
Sumitomo introduced its high-pressure / high-temperature (HPHT) belt-press technology for producing mono-crystal diamonds for utilization in electronics.  The color of the crystals are primarily brownish-Yellow to greenish-Yellow.   Sumitomo’s diamonds reached the jewelry market in limited supply.

(1993)
Chatham Created Gems announces a joint venture with Russians to grow diamond developed by a small sized press, known as the BARS Press. This press is capable of economically of maintaining 850,000 pounds per square inch and temperatures of 2000-3000 degrees Fahrenheit in conjunction with other equipment. With a growth cycle of approximately 50 hours for 1 carat, the jewelry industry expected production to quickly hit the market, but the joint venture eventually fell apart. Today Chatham produces and markets Fancy Yellow, Blue and Pink diamonds in conjunction with their other "Created Gems," Emeralds, Sapphires and Rubies. For more information visit: http://www.chatham.com

(1996)	The Gemesis Corporation announced a venture would work in conjunction with the Russians and the University of Florida's materials science and engineering department.

(1999)	Dr. Robert Linares of Apollo Diamond Inc. files patent application on Tunable CVD Diamond Structures.

(2003)
Gemesis company founder Carter Clarke speaking at the Rapaport Diamond Conference says his company plans to produce 7,000 carats a year, but with 24 operational diamond presses they produce 200 stones per month in the range of 3 carats in rough each (600 carats/month).  Clarke stressed consumer prices for the synthetic yellows would fall well below prices for natural intense and vivid yellow diamonds, while being above simulated stones such as cubic zirconia and moissanite.  For more information visit: http://www.gemesis.com

(2005)
Dr. Robert Linares of Apollo Diamond Inc. is issued patent 6,858,080 for their Tunable CVD Diamond Structures technology.  Apollo's goals are to initially work with the gem diamond business and to capitalize their work with the semiconductor and optical manufacturers for building prototype devices.  Production Capability in 2003 was 20 carats/week.   A target of 100-200 carats/week was projected for 2004 with tens of thousands of carats annually being projected for following years. For more information visit: http://www.apollodiamond.com

(2005)
Researchers at the Carnegie Institution’s Geophysical Laboratory learned to produce 10-carat, half-inch thick single-crystal  diamonds at rapid growth rates (100 micrometers per hour) using a chemical vapor deposition (CVD) process.  This size is approximately five times that of commercially available diamonds produced by the standard high-pressure/high-temperature (HPHT) method and other CVD techniques.  For more information visit: http://www.carnegieinstitution.org

(2005)
The Gemesis Corporation appointed former CanadaMark manager, Clark McEwen, as vice president of marketing to lead brand development.  McEwen said “After studying the opportunity that cultured diamonds represented to the diamond industry, I found Gemesis to be the clear leader and I wanted to associate myself with the company that would ultimately define and drive this category.” In his new role, McEwen will work alongside former Lazare Kaplan International's vice president of sales, Chuck Meyer, who is now Gemesis' vice president of worldwide sales.  "Clark’s experience from mining to rough to retail make him the perfect fit for Gemesis," said David Hellier, president and CEO of Gemesis.

(2006)	Alvin A. Snaper of Centaurus Technologies files patent application on a completely new process to create diamond. The patent is issued in December 2010.

The Production Processes for Cultured Diamonds

The two main methods available today to produce synthetic diamonds are High Pressure High Temperature (“HPHT”) and Chemical Vapor Deposition (“CVD”).  Other methods include explosive formation (forming detonation nano diamonds) and sonication of graphite solutions.

HPHT is the original and most widely used method because of its relatively low cost. HPHT uses large presses that can weigh up to two hundred tons to produce a pressure of 5 Gigapascals at 2,200 degrees Fahrenheit to reproduce the conditions that create natural diamond inside the Earth.  CVD uses chemical vapor deposition to create a carbon plasma over a substrate onto which the carbon atoms deposit to form diamond.

HPHT and CVD still dominate the production of synthetic diamond, and both CVD and HPHT diamonds can be cut into gems and various colors can be produced: clear white, yellow, brown, blue, green and orange. A third method, known as detonation synthesis, entered the diamond market in the late 1990s. In this process, nanometer-sized diamond grains are created in a detonation of carbon-containing explosives. A fourth method, treating graphite with high-power ultrasound, has been demonstrated in the laboratory, but currently has no commercial application. Our technology, which is unique as compared to all other existing processes, utilizes a collapsing magnetic field and heat.  We believe that, once fully developed and refined, our proprietary technology will be able to crystallize diamonds at a significantly faster rate than any existing HPHT or CVD technologies.

Competition

Today, General Electric and Sumitomo, under De Beers’ influence, have not pursued technology to produce synthetic diamonds primarily due to their collaboration on industrial diamonds for abrasives, tooling and electronics purposes.  De Beers’ role in the natural diamond industry has discouraged closely associated companies from participating in the “cultured” diamond market.  The natural diamond market has been vigorously protected and supported with an annual $200 million marketing campaign.  The sales of natural rough diamonds from De Beers alone has surpassed $5 billion annually and is distributed through only approximately 70 siteholders (those allowed to buy directly from De Beers).

There are smaller enterprises that exist today that are also working on the technology to grow gem-quality diamonds.  A few companies appear to have promise; however, we believe their productions are limited and their methods of creating the pressures necessary for diamond are more problematic than ours. Companies using HPHT technologies have difficulty controlling a stable environment to grow diamond over their method’s required long growth cycle times, which last many days in duration. The diamonds are then plagued by imperfections and inclusions in the final gem.

Other competitors use CVD which can take an even longer period of time than HPHT technology.  We believe the main advantage of our proprietary technology is that our methodology crystallizes diamond in an extremely short period of time when compared to HPHT and CVD technologies.

There are numerous companies that currently produce synthetic diamonds.  Each of these will represent a certain level of competition for us in specific market segments.  We believe the strongest competition will come from the following well-established companies: Gemesis, Apollo Diamond and Chatham Inc.  We believe that our key competitive advantage will be our proprietary production process.

Marketing Plan

The market structure for industrial diamond products is based on agents and brokers who focus on niche markets within the overall industrial diamond marketplace.  The current market for “cultured” diamonds in the U.S. is conservatively estimated at approximately $1.5 billion (10% of total diamond wholesale revenues), while current supply is limited due to the lack of producers and limitations inherent in their production technologies.

Provided our research and development program is successful, we intend to next develop the protocols and systems for ongoing batch production on a volume basis.  In the event we are successful in commercial production of industrial diamonds, we expect to market the output through existing broker and agent networks that specialize in specific applications such as low-end abrasives through to high-end specialty knives and cutting devices.

Branding

We will utilize various forms of media and print advertising to promote our brand. Anticipated forms of print media include brochures, catalogues and advertisements in industrial-diamond-focused industry publications.  Our management will also attend and participate in key industrial-diamond-related trade shows throughout the world to promote our brand and products. We will design and utilize the internet as a forum to promote our brand and proprietary production technologies that result in higher quality products. Our website will be regularly updated to ensure proper informational flow to the respective industries, laboratories and end use customers.

Growth and Future Opportunities

We anticipate that our technology may also be utilized or licensed to others for production of an array of other applications where diamond is a preferred material.  Most industrial applications of synthetic diamond have long been associated with diamond’s hardness, which makes diamond the ideal material for machine tools and cutting tools. As the hardest known naturally occurring material, diamond can be used to polish, cut, or wear away any material, including other diamonds. Common industrial applications include diamond-tipped drill bits and saws, and the use of diamond powder as an abrasive. These are by far the largest industrial applications of synthetic diamond. While natural diamond is also used for these purposes, synthetic diamond is generally more popular, mostly because of better reproducibility of its mechanical properties.

Consequently, synthetic diamond is widely used in abrasives, in cutting and polishing tools and in heat sinks. Electronic applications of synthetic diamond are being developed, including high-power switches at power stations, high-frequency field-effect transistors and light-emitting diodes. Synthetic diamond detectors of ultraviolet (UV) light or high-energy particles are used at high-energy research facilities and are available commercially.

Because of its unique combination of thermal and chemical stability, low thermal expansion and high optical transparency in a wide spectral range, synthetic diamond is becoming the most popular material for optical windows in high-power CO2 lasers and gyrotrons. Numerous opportunities are expected to arise due to the increase in activity in the semiconductor portion of the electronic capital equipment and general industrial markets.  Though not an initial goal and although no funds have been allotted, we believe some of our technology developed through the “cultured” gem endeavor will have an impact on these markets.

Diamonds with specific impurities can be developed to produce semiconductors or insulators because they can conduct heat up to 14 times greater than the traditionally used copper.  Whereas most materials which have high thermal conductivity are electrically conductive (such as metals), pure synthetic diamond has both excellent thermal conductivity and negligible electrical conductivity. This combination is invaluable for electronics where diamond is used as a heat sink for high-power semiconductor lasers, laser arrays and high-power transistors. Efficient dissipation of heat prolongs the lifetime of those devices, and their high cost justifies the use of efficient, though relatively expensive, diamond heat sinks. In semiconductor technology, synthetic diamond heat spreaders prevent silicon and other semiconducting materials from overheating.

Synthetic diamond also has potential uses as a semiconductor, because it can be doped with impurities like boron and phosphorus. Because these elements contain one more or one less valence electron than carbon, they turn synthetic diamond into p-type or n-type semiconductors.  Synthetic diamond is already used as a radiation detection device. Because diamond is mechanically and chemically stable, it can be used as an electrode under conditions that would destroy traditional materials. As an electrode, synthetic diamond can be used in waste water treatment of organic effluents and the production of strong oxidants.

Plan of Operations

Our first year after Closing will be dedicated to research and development, with the goal being the creation of a commercially viable production process derived from our proprietary technology.

We intend to lease the equipment and space necessary for us to conduct the next stage of research and development into our technologies.  We have begun negotiations with the owners of the required equipment and facilities but do not, at present, have any such lease agreements in place.  We anticipate that the cost of leasing the equipment and space necessary for our research and development efforts to cost approximately $130,000 over the next twelve months.

Provided our research and development activities are successful, we will thereafter seek to develop the equipment, protocols and systems for ongoing batch production of industrial cultured diamonds on a volume basis. Upon completion of the development phase, we anticipate we will need to relocate because we believe we will need approximately 10,000 square feet to house our employees and production machines.

Regulations

The conduct of our business, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, are and will be subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell our products. It is our policy to abide by the laws and regulations that apply to our business.

In the United States, we are or may be required to comply with certain federal health and safety laws, laws governing equal employment opportunity, customs and foreign trade laws and regulations, and various other federal statutes and regulations. We may also be subject to various state and local statutes and regulations.  We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Further, we are subject to national and local environmental laws in the United States. We are committed to meeting all applicable environmental compliance requirements. Environmental compliance costs are not expected to have a material impact on our capital expenditures, earnings or competitive position.

Employees

We currently have 2 employees.  There are no employment agreements currently in place.  We anticipate that we will need to hire additional personnel to assist in our research and development program over the course of the next twelve months.

Property

We lease space for our corporate office at 1000 Bonanza, Las Vegas, Nevada 89106 from our CEO, Alvin Snaper, on a month-to-month basis at a cost of $2,500.00 per month.  We do not have a written lease with Mr. Snaper.  Our phone number is (702) 382-3385 and our facsimile number is (702) 382-3240.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product.  We are a development stage company that has yet to generate any revenue. It is our business plan to further develop our technology with a goal of eventually being able to produce high quality industrial diamonds for commercial customers.  We are still in the prototype stage and have not developed a product.  As a development stage company, we face numerous risks and uncertainties in the competitive markets.  In particular, we have not proven that we can:

®	development our offering of products and services in a manner that enables to be profitable to meet customer requirements;
•	develop and maintain relationships with key merchants that be necessary to optimize the market;
•	raise sufficient capital in the public and/or private markets; or
•	respond effectively to competitive pressures.

If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties..

We are in the early stages of development of our products and services and if we are unable to perfect our technology, our business may be materially and adversely affected.

There are inherent risks to perfecting our proprietary technology to its full production phase. The ability to perfect the control of chemistry necessary to produce high quality industrial diamonds will be a key factor to our success. We may be unable to complete the development of our products or services or, if developed, update our products and services to address changing industry conditions and our competition.  Furthermore, no assurance can be given that our products or services, even if successfully developed, will generate sufficient revenues to enable us to be profitable.  If we do not successfully develop our products and services, our ability to implement our business strategy and our results of operations and financial condition will be materially adversely affected.

We do not own any of the equipment necessary for us to conduct research and development activities.

Our success will depend on our ability to develop our currently unproven technology into a commercially viable process for creating high quality synthetic industrial diamonds. The next phase of our research and development efforts will require the use of specialized equipment capable of creating certain extreme environmental conditions, including a collapsing magnetic field.  We do not own the equipment capable of creating these conditions.  We have identified appropriate equipment in Rhode Island and have had preliminary discussions only with the owners of this equipment about leasing it to us for our research and development activities.  There can be no assurance that we will be successful in leasing this equipment on acceptable terms, or at all.  In the event we are unable to do so, our financial condition and business operations could be materially adversely affected.

We have no revenues and have incurred losses.

Since inception, we have not generated any revenues and we have generated significant operating losses since our formation and given our recent shift in business focus we expect to incur substantial losses and negative operating cash flows for the foreseeable future.  We anticipate that our existing cash and cash equivalents will not be sufficient to fund our short term business needs, and we will need to generate revenue or receive additional investment to continue operations.  In addition, our business operations may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses.  We expect that capital outlays and operating expenditures will continue to increase and that we will require significant additional capital in order to implement our business plan and continue our operations.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended March 31, 2011.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity and debt financings. We expect to require substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products, including, among others, the perception by customers of the quality and effectiveness of synthetic industrial diamonds, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts. If our products do not gain acceptance by our prospective customers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

An interruption in the supply of products and services that we obtain from third parties could materially and adversely effect our business.

Our proprietary technology requires the purest form of carbon as its base material for the production of high quality industrial diamonds.  If we are unable to procure high quality carbon on a consistent basis we may be unable to achieve product quality and financial targets.  Our third party providers experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable.  If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our products, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

Changes in the costs and availability of raw materials, especially carbon, can decrease our profit margin by increasing our costs.

Our principal raw material is high-quality carbon.  While we anticipate being able to substantially pass on any significant carbon cost increases through price increases to our customers, our results of operations for individual quarters may be hurt by a delay between the time of carbon cost increases and price increases in our products.  Price increases for our raw materials could raise costs and reduce our margins if we are not able to offset them by increasing the prices of our products, improving productivity or hedging where appropriate. The ultimate price or our products will depend in part on the price of natural diamond.  While we expect that any significant future carbon cost increases will be offset in part or whole over time by price increases to our customers, we may not be able to pass on any future price increases.

Any failure to adequately establish a wholesale distributor network will impede our growth.

In the event we are able to commercialize our technology, our expected industrial diamond output will be marketed through existing broker and agent networks that specialize in specific applications such as low-end abrasives through to high-end specialty knives and cutting devices.  We do not presently have any relationships in these networks, and there can be no assurance that these distributors (and ultimately, our end customers) will accept our products.  Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in entering these existing distributor networks. If we are unable to do so, it will make our growth more difficult and our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not accurately estimate demand for our products. Our ability to estimate the overall demand for our products is imprecise and may be less precise in certain markets. If we materially underestimate demand for our products or are unable to secure sufficient materials to produce our products, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain raw materials have been and could, from time to time in the future, be experienced. Such shortages could interfere with and/or delay production of our products and could have a material adverse effect on our business and financial results.

We may acquire or make investments in companies or technologies that could cause loss of value to our shareholders and disruption of our business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;
•	The price we pay may exceed the value we eventually realize;
•	Loss of share value to our existing shareholders as a result of issuing equity securities as part or all of the purchase price;
•	Potential loss of key employees from either our current business or the acquired business;
•	Entering into markets in which we have little or no prior experience;
•	Diversion of management’s attention from other business concerns;
•	Assumption of unanticipated liabilities related to the acquired assets; and
•	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

Diamond prices are volatile and there can be no assurance that a profitable market for diamonds and gems will exist.

While we intend to produce synthetic industrial diamonds, the price of our product will depend on the overall industrial diamond market.  Thus, in the event the price of diamonds decreases, our revenues and/or profit margins could likewise decrease.  There is no assurance that, even if the we develop commercial quantities of diamonds, a profitable market will exist for the sale of those resources. There can be no assurance that diamond prices will remain at such levels or be such that we can produce them at a profit.  Factors beyond our control may affect the marketability of any diamonds we produce.  Diamond prices are subject to volatile changes resulting from a variety of factors including international, economic and political trends, expectations of inflation, global and regional supply and demand and consumption patterns, currency exchange fluctuations, inflation rates, interest rates, speculative activities and increased production.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and scope of our business.  Our business is focused solely on the further development of our technology, with the ultimate goal of commercial production of synthetic industrial diamonds.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

Because we do not have an alternative plan of operations, if results from our initial development program are negative, anyone purchasing our stock will likely lose their entire investment.

If the results from the initial phase of our research and development program are negative and do not warrant additional phases of work, we will need to seek other ways to develop synthetic industrial diamonds.  We cannot assure you that we will have enough funds to develop such technologies.  If the results from the initial development efforts are negative and we cannot develop new technology for diamond production, anyone purchasing our stock will likely lose their entire investment.

Growth of internal operations and business may strain our financial resources.

In the event we are able to commercialize our technology and bring a product to market, we intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of our financial and information management systems;
•	The need to manage strategic relationships and agreements with manufacturers, suppliers and distributors; and
•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

Assertions against us by third parties for infringement of their intellectual property rights could result in significant costs and cause our operating results to suffer.

We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

Further, we may receive notices of infringement of third-party intellectual property rights. Specifically, we may receive claims from various industry participants alleging infringement of their patents, trade secrets or other intellectual property rights in the future. Any lawsuit resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling products or using technology or manufacturing processes that contain the allegedly infringing intellectual property;
•	pay damages to the party claiming infringement;
•	attempt to obtain a license for the relevant intellectual property, which may not be available on commercially reasonable terms or at all; and
•	attempt to redesign those products that contain the allegedly infringing intellectual property with non-infringing intellectual property, which may not be possible.

The outcome of a dispute may result in our need to develop non-infringing technology or enter into royalty or licensing agreements. We may agree to indemnify certain customers for certain claims of infringement arising out of the sale of our products. Any intellectual property litigation could have a material adverse effect on our business, operating results or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We expect to enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

We face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

The industrial diamond industry is highly competitive. We will compete with a large number of international diamond manufacturers and wholesalers. These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are no significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Adverse changes in general economic or political conditions in any of the countries in which we do business or intend to launch our products could adversely affect our operating results.

If we grow our business to customers located in the United States as well as customers located outside of the United States as we intend, we expect to become subject to the risks arising from adverse changes in both domestic and global economic and political conditions. For example, the direction and relative strength of the United States and international economies remains uncertain due to softness in the housing markets, difficulties in the financial services sector and credit markets and continuing geopolitical uncertainties. If economic growth in the United States and other countries continue to slow, the demand for our customer’s products could decline, which would then decrease demand for our products. Furthermore, if economic conditions in the countries into which our customers sell their products continue to deteriorate, some of our customers may decide to postpone or delay certain development programs, which would then delay their need to purchase our products. This could result in a reduction in sales of our service or in a reduction in the growth of our revenues. Any of these events would likely harm investors view of our business, our results of operations and financial condition.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industry, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Corporate insiders or their affiliates may be able to exercise significant control over matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Upon the closing of the Acquisition, our directors and officers collectively own approximately 60% of our issued and outstanding common stock.  In addition, one stockholder owns approximately 60% of our issued and outstanding common stock.  As a result, these officers and directors and stockholder are able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers and directors and stockholder by virtue of their control over a majority of our outstanding shares, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially, our Chairman and Chief Science Officer, Alvin A. Snaper. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)
We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)
Our Audit Committee does not function as an Audit Committee should since there is a lack of independent directors on the Committee and the Board of Directors has not identified an “expert,” one who is knowledgeable about reporting and financial statements requirements, to serve on the Audit Committee.

iii)
We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

iv)	We have limited segregation of duties which is not consistent with good internal control procedures.
v)
We do not have a written internal control procedurals manual which outlines the duties and reporting requirements of the directors and any staff to be hired in the future. This lack of a written internal control procedurals manual does not meet the requirements of the SEC or good internal controls.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Risks Related to an Investment in Our Securities

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors the board of directors considers relevant.  There is no plan to pay dividends in the foreseeable future, and if dividends are paid, there can be no assurance with respect to the amount of any such dividend.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders and/or have rights and preferences greater than our common stock.

Pursuant to our Articles of Incorporation, we have, as of the date of this Report, 450,000,000 shares of common stock authorized.  As of the Closing Date, we have 73,000,000 shares of common stock issued and outstanding.  As a result, our board of directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which, if issued, could cause substantial dilution to our existing stockholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is not listed on any stock exchange and there is no established market for shares of our common stock. Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange. Although our common stock is quoted on the OTCBB marketplace, there is no established public market for shares of our common stock, and almost no trades of our common stock have taken place on the OTCBB. Even if the shares of our common stock may in the future trade on the OTCBB, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange. No assurances can be given that an active public trading market for our common stock will develop or be sustained. If trading of our securities commences on the OTCBB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which shareholders may be able to sell our common stock.

Even if our common stock will in the future trade on the OTCBB, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities. Such risks could have an adverse affect on the stock’s future liquidity.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

While our common stock is not currently traded, if and when there is an active trading market, the market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:

•	quality deficiencies in services or products;

•	international developments, such as technology mandates, political developments or changes in economic policies;

•	changes in recommendations of securities analysts;

•	government regulations, including stock option accounting and tax regulations;

•	energy blackouts;

•	acts of terrorism and war;

•	widespread illness;

•	proprietary rights or product or patent litigation;

•	strategic transactions, such as acquisitions and divestitures; or

•	rumors or allegations regarding our financial disclosures or practices.

•
In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

On the Closing Date, we entered into the Acquisition Agreement.  In accordance with the Acquisition Agreement, at the Closing, Innovative received approximately 60% of our issued and outstanding Common Stock.  Mr. Snaper is the sole stockholder of Innovative.

Other than the Acquisition Agreement noted above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the current or former directors or officers had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which any of the current or former directors or officers is a party or in which they participate that is entered into or a material amendment in connection with our appointment of any of the current or former directors or officers, or any grant or award to any of the current or former directors or officers or modification thereto, under any such plan, contract or arrangement in connection with our appointment of any of the current or former directors or officers.

During our nine-month period ended December 31, 2011 and the previous fiscal year, there were no transactions with related parties other than as noted below.  For the nine months ended December 31, 2011, our director made advances of $8,880 to us. As of December 31, 2011, our officers and directors and their families have acquired 83% of our common stock issued, have made advances of $33,386, and have made contributions to capital in the form of noncash expenses in the aggregate amount of $45,500.

Other than as set forth above, neither Mr. Snaper nor Mr. Prentice held any position with us prior to the Closing Date nor, to our knowledge, has either been involved in any material proceeding adverse to us or any transactions with us or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

There are no family relationships between any of our former or current officers and directors.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Item 2.01 above, in connection with the Acquisition, on the Closing Date we issued a total of 43,850,000 Consideration Shares as consideration for the purchase of the Assets.  Reference is made to the disclosure set forth under Item 2.01 of this Form 8-K, which disclosure is incorporated by reference.  Additionally, on the Closing Date, we simultaneously closed the Private Placement of 1,200,000 shares of our common stock at a price per share of $0.50 and warrants to purchase 1,200,000 shares of our common stock at a exercise price of $0.75 per share, for aggregate gross proceeds of six hundred thousand dollars ($600,000).  We will use a portion of this amount to pay our remaining pre-closing debts, including, but not limited to, all legal and accounting costs associated with the preparation and filing of our Annual Report on Form 10-K for the year ended March 31, 2012.

The Consideration Shares and the shares and warrants issued in the Private Placement were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, and comparable exemptions for sales to “accredited” investors under state securities laws.  The Consideration Shares and the shares and warrants issued in the Private Placement were issued to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, based upon representation made by such investors.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

As more fully described in Item 2.01 above, incorporated herein by reference, on June 5, 2012, we acquired the Assets from Innovative in exchange for the issuance of the Consideration Shares and the assumption of certain debt of Innovative.  Immediately prior to the Acquisition, we had 73,000,000 shares of common stock issued and outstanding.  As a result of this Acquisition, Innovative will own approximately 60% of our issued and outstanding common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Directors and Officers

Effective on the Closing Date, Dr. Jaiju Maliakal will resign as a member of our Board of Directors.  In addition, on the Closing Date, Mr. Jose Madappilly resigned as our President and Chief Executive Officer and Dr. Maliakal resigned as our Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary.  Pursuant to the Acquisition Agreement, Mr. Madappilly will also resign as a member of our Board of Directors.  Mr. Madappilly’s resignation as a director will become effective on the sooner of the filing of our Annual Report on Form 10-K for the period ended March 31, 2012 or July 15, 2012.

Appointment of Directors and Officers

On the Closing Date, Mr. Alvin A. Snaper, P.E. was appointed to our Board of Directors (the “New Director”).  In addition, Mr. Snaper was appointed as our Chief Science Officer, President, Chief Executive Officer, Chief Financial Officer and Secretary.  Mr. Wayne D. Prentice was appointed as our Chief Operating Officer (collectively, the “New Executive Officers”).  The professional history of the New Executive Officers is noted below.

Name	Age	Position
Alvin A. Snaper, P.E.	82	Chairman, Chief Science Officer,
		Chief Executive Officer
		Chief Financial Officer, President and Secretary
Wayne D. Prentice	51	Chief Operating Officer

There are no family relationships among any of our officers or directors. None of our officers have an employment agreement with the Company.

Other than the Acquisition, the New Director and New Executive Officers involvement therein, and their respective appointments as directors and officers as disclosed in Item 2.01 above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which our directors or officers had or will have a direct or indirect material interest.

Further, other than the Acquisition, as noted in Item 2.01 above, there is no material plan, contract or arrangement (whether or not written) to which our directors or officers is a party or in which our directors or officers participate that is entered into or material amendment in connection with our appointment of our New Director or New Executive Officers, or any grant or award to either our New Director or New Executive Officers or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Director or New Executive Officers.

Alvin A. Snaper, P.E., Chairman of the Board, Chief Science Officer, President, Chief Executive Officer, Chief Financial Officer and Secretary.

Mr. Snaper currently serves as the sole officer and director of Innovative. In addition to holding patents and modifying existing technologies for laboratory-grown diamonds, Mr. Snaper is the developer of the Company’s proprietary technologies related to cultured industrial diamonds.

Mr. Snaper has founded numerous companies and held management and engineering positions, including: his wholly owned company, Neo-Dyne Research Inc., where he has served as founder and president since 1972 and where he has developed and perfected products based on his patents; at Advanced Patent Technology Inc. where he served as Vice President – Director Research – Corporate Director from approximately 1969 through 1979; at an Independent Consulting firm where he served as founder and became the first multi-technology Registered Engineer licensed in California; at McGraw Colorgraph where he was responsible for overseeing all foreign and domestic testing of photographic systems; and at  Bakelite Division of Union Carbide where he assisted in the development of a pilot plan for plastics manufacture.

Mr. Snaper has served as a Senior Consultant to other major corporations and organizations, including IBM, General Foods, NASA, Boeing, Gillette, Singer, U.S. Air Force, Rocketdyne, General Motors, Lockheed Aircraft, Sanyo, Philips, Gulf Western, Union Carbide, etc. He has been awarded more than 600 patents, many processes and products for signficant industrial products and processes. Some of his inventions and commercial products include the IBM Selectric Type Ball, Tang, the NASA Apollo Photo- Pack, Coating Process for Gillette Razor Blades, and the Electrostatic Painting Process & System for Auto Components Assemblies for General Motors. Mr. Snaper holds the single honor and individual distinction of being recognized with 'Best Patent of the Year' award by Design News magazine, and is the author of numerous technical and scientific papers.

Mr. Snaper is a Professional Engineer ("P.E.") and a B.S. graduate in Geo-Science at McGill University in Montreal, Canada, awarded in 1949. He is also a member of several professional societies, author of numerous articles and technical papers, and the only multiple award recipient of Design News Magazine "Best Patent" award (three total).

Wayne D. Prentice, Chief Operating Officer

Mr. Prentice has over 20 years of direct experience in gemology that includes gem cutting and gemological consulting.  He has been self employed for the past five years as a wholesale dealer and broker of one-of-a-kind gems.

From May 2006 to July 2009, Mr. Prentice was the President of Advanced Diamond Inc., a diamond company that produced and distributed Kimberley Process compliant diamonds in collaboration with diamond manufacturers in Russia and Ukraine. He is also the founder of the Troy Diamond Report® - Global Diamond and Currency Market Guide, an international diamond report and pricing guide that debuted in September of 2007.

Mr. Prentice is the owner of PROPERTYGEMS® Real Estate Brokerage and has held his California Department of Real Estate license since 1998 and his Real Estate Broker license since January 2002.

Mr. Prentice earned a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara in 1985. He is also a 1986 graduate of the Gemological Institute of America, where he earned in residence a Graduate Gemologist degree. He was employed by the Gemological Institute of America from August of 1986 through September of 1988, as a GIA Resident Instructor of Colored Stones and Gem identification.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Reference is made to the Acquisition, as described in Item 2.01 above, which is incorporated herein by reference.

    (a)           Financial Statements of the Business Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

    (b)           Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

    (d)           Exhibits

Exhibit No.	Description
2.1	Asset Acquisition Agreement dated June 5, 2012*
10.1	Form of Subscription Agreement*
10.2	Form of Warrant*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETWATER RESOURCES, INC.

Date: June 11, 2012	By:	/s/ Alvin A. Snaper
Name: Alvin A. Snaper
Title: Chief Executive Officer and President